SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 22, 2004

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2004, Inergy, L.P. (the “Partnership”) and its wholly-owned subsidiary, Inergy Finance Corp. (“Finance Corp.” and together with the Partnership, the “Issuers”), completed a private placement of $425 million in aggregate principal amount of the Issuers’ 6.875% senior unsecured notes due 2014 (the “Senior Notes”). On the same date, the Issuers entered into (i) an Indenture, dated as of December 22, 2004 (the “Indenture”), among the Issuers, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and (ii) a Registration Rights Agreement, dated as of December 22, 2004, among the Issuers, the Guarantors and Lehman Brothers Inc., as representative of the several initial purchasers, each relating to the Senior Notes. Affiliates of several of the initial purchasers, including J.P. Morgan Securities Inc., Lehman Brothers Inc., and Wachovia Bank, National Association are lenders under the Partnership’s credit facilities.

The Senior Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Senior Notes will mature on December 15, 2014 and interest is payable on the Senior Notes on each June 15 and December 15, beginning June 15, 2005. The Senior Notes are guaranteed on a senior unsecured basis by all of the Partnership’s existing domestic subsidiaries and certain of the Partnership’s future subsidiaries.

At any time prior to December 15, 2007, the Issuers may redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 106.875% of the principal amount of the Senior Notes, with the proceeds of certain equity offerings. On and after December 15, 2009, the Issuers may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 103.438% for the twelve-month period beginning on December 15, 2009, 102.292% for the twelve-month period beginning on December 15, 2010, 101.146% for the twelve-month period beginning on December 15, 2011 and 100.00% beginning on December 15, 2012 any time thereafter, plus accrued and unpaid interest.

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase our units or redeem or repurchase our subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreement that restrict distributions or other payments from our restricted subsidiaries to us; (vii) consolidate, merge or transfer all or substantially all of our assets; (viii) engage in unrelated business; (ix) create unrestricted subsidiaries and (x) enter into sale and leaseback transactions. These covenants are subject to a number of important exceptions and qualifications. At any time when the Senior Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and no Default or Event of Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Senior Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation, sale of assets or change of control; (iv) failure by the Partnership to comply for 60 days after notice with any of the other agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the

Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by the Partnership or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Senior Notes; and (viii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding Senior Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the notes to be due and payable immediately.

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will file an exchange offer registration statement with the SEC with respect to an offer to exchange the Senior Notes for substantially identical notes that are registered under the Securities Act within 90 days after the date of the issuance of the Senior Notes. The Issuers and the Guarantors will use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 270 days after the date of the issuance of the Senior Notes. Additionally, the Issuers and the Guarantors have agreed to as soon as practicable after the exchange registration statement is declared effective by the SEC, offer the registered notes in exchange for the Senior Notes. Under some circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Senior Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Senior Notes within the specified time periods.

The description set forth above is qualified in its entirety by the Indenture, the form of Senior Notes and the Registration Rights Agreement, which are filed herewith as exhibits.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Each exhibit identified below is filed as part of this report:

Exhibit 4.1	Registration Rights Agreement dated December 22, 2004, among Inergy, L.P., Inergy Finance Corp., the Guarantors named therein and the Initial Purchasers named therein.

Exhibit 4.2	Indenture dated as of December 22, 2004, among Inergy, L.P., Inergy Finance Corp., the Guarantors named therein and US Bank National Association, as Trustee.

Exhibit 4.3	Form of 6.875% Senior Notes due 2014 (incorporated by Reference to Exhibit 1 to Appendix A of Exhibit 4.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: December 27, 2004	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Vice President, General Counsel and Secretary